UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2005

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota		55305

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
Item 9.01. Financial Statements and Exhibits.
Letter from Deloitte & Touche LLP

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On December 2, 2005, Deloitte & Touche LLP (“Deloitte & Touche”) resigned as the independent registered public accounting firm for Lakes Entertainment, Inc. (“Lakes” or “Company”) following the completion of its audit of the Company’s consolidated financial statements for the year ended January 2, 2005. As previously reported on July 7, 2005, Deloitte & Touche informed the Company on June 30, 2005 that it would not stand for reappointment as the Company’s independent registered public accounting firm following completion of its audit of Lakes’ financial statements for the year ended January 2, 2005.
     The reports of Deloitte & Touche on the consolidated financial statements of Lakes for the fiscal years ended January 2, 2005 and December 28, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the 2004 report of Deloitte & Touche contained an explanatory paragraph relating to the restatement of the 2003 and 2002 consolidated financial statements.
     During Lakes’ two most recent fiscal years and the subsequent interim period through the date of Deloitte & Touche’s resignation, there were no disagreements with Deloitte & Touche on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche’s satisfaction, would have caused it to make reference thereto in its report on the Company’s consolidated financial statements.
     Deloitte & Touche’s report on internal control over financial reporting as of January 2, 2005, contained an adverse opinion regarding Lakes’ internal control over financial reporting because of a material weakness, which related to ineffective control procedures to identify the appropriate application of complex accounting standards to its contractual relationships with Indian tribes. Deloitte & Touche advised Lakes that it believed the material weakness constituted a reportable event as defined in Item 304 (a) (1) (v) of Regulation S-K. The control deficiency was not identified as a material weakness in management’s assessment of internal control over financial reporting, and as a result Deloitte & Touche’s report on internal control over financial reporting as of January 2, 2005 expressed an adverse opinion regarding management’s assessment on internal control over financial reporting.
     The Audit Committee of the Board of Directors of Lakes engaged Piercy Bowler Taylor & Kern (PBTK) on September 13, 2005 to audit Lakes’ consolidated financial statements for the fiscal year ending January 1, 2006. During Lakes’ two most recent fiscal years and the subsequent interim period through the date of PBTK’s engagement (Deloitte & Touche’s resignation) Lakes (i) did not consult with PBTK on the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements within the meaning of Item 304 (a) (2) (i) of Regulation S-K; and (ii) did not consult with PBTK on any matter that was either the subject of a disagreement, as the term is defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a) (1) (v) of Regulation S-K.
     Lakes has requested Deloitte & Touche to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing disclosure. A copy of that letter, dated December 8, 2005, is filed as exhibit 16.2 to this Current Report on Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable
     (b) Not Applicable
     (c) Exhibits
     Exhibit 16.2. Letter from Deloitte & Touche LLP dated December 8, 2005 to the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: December 8, 2005	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer